Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-3

AMBOW EDUCATION HOLDING LTD.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Class A Ordinary Shares, $0.003 per share	(1)	457(o)		$	$			$
Fees to be Paid	Equity	Preferred Shares, $0.003 per share		457(o)
Fees to be Paid	Other	Warrants		457(o)
Fees to be Paid	Other	Subscription Rights	(2)	457(o)
Fees to be Paid	Other	Debt Securities	(3)	457(o)
Fees to be Paid	Other	Units	(4)	457(o)
Fees to be Paid	Unallocated (Universal) Shelf		(5)	457(o)		$		$100,000,000.00	0.0001381		$13,810.00

Total Offering Amounts:								$100,000,000.00			13,810.00
Total Fees Previously Paid:
Total Fee Offsets:											11,048.00
Net Fee Due:											$2,762.00

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Offering Note(s)

(1)	These ordinary shares may be represented by the Registrant’s American Depositary Shares (“ADSs”), each of which represents twenty class A ordinary shares. The Registrant’s ADSs issuable upon deposit of the ordinary shares registered hereby have been registered under a separate registration statement on Form F-6, as amended (File No. 333-168238).
(2)	Rights evidencing the right to purchase Class A ordinary shares, including ordinary shares represented by ADSs, or debt securities.
(3)	Units may consist of any combination of the securities registered hereunder.
(4)	There are being registered hereunder such indeterminate number of Class A ordinary shares, such indeterminate number of preferred shares, such indeterminate number of warrants, such indeterminate number of subscription rights, such indeterminate number of debt securities and such indeterminate number of units as will have an aggregate initial offering price not to exceed $100,000,000, or if any securities are issued in any non-United States currency units, the equivalent thereof in non-United States currencies. This registration statement shall also cover any additional securities to be offered or issued from stock splits, stock dividends, recapitalizations or similar transactions. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount as shall result in a maximum aggregate offering price not to exceed $100,000,000, less the aggregate dollar amount of all securities previously issued hereunder.
(5)	The proposed maximum aggregate offering price for each class of securities will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of securities pursuant to Instruction 2(A)(ii)(b) to Item 16 of Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”). Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities, or that are issued in units.

Table 2: Fee Offset Claims and Sources

Line Item Type	Registrant or Filer Name	Notes	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rules 457(b) and 0-11(a)(2)
Rule 457(p)
Fee Offset Claims	Ambow Education Holding Ltd.	(1)	F-3	333-291011	10/22/2025		$11,048.00	Unallocated (Universal) Shelf	Class A Ordinary Shares, Preferred Shares, Warrants, Subscription Rights, Units, Debt Securities		$	$
Fee Offset Sources	Ambow Education Holding Ltd.	(2)	F-3	333-291011		10/22/2025							11,048.00

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Rule 457(p) Statement of Withdrawal, Termination, or Completion:

(1)	The prior registration statement registered securities having an aggregate offering amount of $80,000,000, none of which have been sold. The offering under the prior registration statement has been terminated and the unsold securities thereunder are no longer available for offer or sale.

Offset Note(s):

(2)	Pursuant to Rule 457(p) under the Securities Act, the Registrant is offsetting against the registration fee otherwise due under this Registration Statement by $11,048, an amount equal to the registration fee previously paid in connection with unsold securities registered pursuant to the Registrant’s Registration Statement on Form F-3 (File No. 333-291011), initially filed with the Securities and Exchange Commission on October 22, 2025 and declared effective on December 1, 2025.